As filed with the Securities and Exchange Commission on October 8, 1999
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                     ------------------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                     ------------------------------------

                         CHIEFTAIN INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

 Alberta, Canada               1311                    None
(State or Other         (Primary Standard        (I.R.S. Employer
Jurisdiction of           Classification        Identification Number
Incorporation or           Code Number
 Organization)
                     ------------------------------------

                                 1201 TD Tower
                               10088-102 Avenue
                           Edmonton, Alberta T5J 2Z1
                                    Canada
                                (780) 425-1950
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                     ------------------------------------

                              John L. Roach, Inc.
                              4150 Lincoln Plaza
                                500 North Akard
                              Dallas, Texas 75201
                                (214) 922-9850
 (Name, Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Agent for Service in the United States)
                     ------------------------------------

                                  Copies to:

   Thomas R. Brome                                 John S. Burns, Q.C.
Cravath, Swaine & Moore                              Bennett Jones
   825 Eighth Avenue                             4500 Bankers Hall East
New York, New York 10019                           855-2nd Street S.W.
   (212) 474-1000                                 Calgary, AB T2P 4K7
                                                    (403) 298-3100
                     ------------------------------------

                       Approximate date of commencement
                    of proposed sale to the public: As soon
                    as practicable after the effective date
                        of this Registration Statement.

          If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [X]
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                     ------------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                            Proposed
                                                                            Maximum            Proposed
                                                       Amount to be          Offering           Maximum
                                                        Registered          Price per          Aggregate             Amount of
Title of each class of securities to be                                   Unit(1)(2)(3)         Offering            Registration
registered                                             (1)(2)(3)(4)            (4)         Price(1)(2)(4)(5)           Fee(6)
------------------------------------------------  ----------------------  --------------  --------------------  ------------------
Common Shares..................................
Preferred Shares...............................
Debt Securities................................
Warrants.......................................
Common Shares and Related
Rights.........................................
            Total:                                     $300,000,000            100%        $300,000,000             $83,400
================================================  ======================  ==============  ====================  ==================


(1) Such indeterminate number or amount of Common Shares, Preferred Shares, Debt Securities and Warrants as may from time to time be issued at indeterminable prices, but with an aggregate offering price not to exceed $300,000,000. This registration statement also includes such indeterminate number or amount of Debt Securities, Preferred Shares, Common Shares and Warrants as may be issued from time to time upon conversion or exchange of the securities being registered hereunder.

(2) Or, if any Debt Securities are issued at an original issue discount, the amount to be registered shall include such greater amount as shall result in an aggregate offering price of $300,000,000.

(3)  Omitted pursuant to General Instruction II.D of Form S-3.

(4) Such indeterminate number of Rights to purchase additional Common Shares as may be issued from time to time in connection with issuances of Common Shares.

(5) Estimated solely for the purpose of calculating the registration fee. Any offering of Debt Securities denominated in any foreign currency or currency unit will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the Registrant.

(6) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act.

                     ------------------------------------


          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     ------------------------------------

                 Subject to Completion, dated October 8, 1999
                            Preliminary Prospectus

The information contained in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                 $300,000,000

                                    [LOGO]

                         Chieftain International, Inc.
                       Common Shares, Preferred Shares,
                         Debt Securities and Warrants

------------------------------------------------------------------------------

We will offer and sell from time to time Chieftain common shares, preferred shares, debt securities, or warrants. We will provide specific terms of these securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities. You should read this prospectus and any supplement together with any and all documents incorporated by reference herein and in any supplement carefully before you invest.

Our common shares are listed on the American Stock Exchange and The Toronto Stock Exchange under the symbol "CID."

Investing in our securities involves risks. See "Risk Factors" on page 6.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is October  , 1999

You should rely only on the information we have included or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If you receive any unauthorized information, you must not rely on it. We are offering to sell the securities only in jurisdictions where sales are permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

                               Table of Contents

                                                                          Page

About This Prospectus................................................       3

Enforcement of Civil Liabilities.....................................       3

Where You Can Find More Information..................................       3

Forward Looking Statements...........................................       4

Chieftain............................................................       5

Risk Factors.........................................................       6

Ratios of Earnings to Fixed Charges..................................       9

Use of Proceeds......................................................       9

Description of Share Capital.........................................      10

Description of Debt Securities.......................................      15

Description of Warrants..............................................      21

Plan of Distribution.................................................      24

Legal Matters........................................................      25

Experts..............................................................      25

                             About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

As used in this prospectus, "Chieftain," "we," "us," and "our" refer to Chieftain International, Inc., a company organized under the laws of the Province of Alberta, Canada, and its subsidiaries.


                       Enforcement of Civil Liabilities

We are a corporation organized in Canada under the Business Corporations Act (Alberta). Most of our directors and officers are not residents of the United States, and all or a substantial portion of the assets of our directors and officers are located outside of the United States. As a result, it may be difficult for holders of the common shares to effect service of process within the United States upon those directors and officers who do not reside in the U.S., or enforce against them in the U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions under U.S. federal securities laws. We have been advised by our Canadian counsel, Bennett Jones, that there is doubt as to whether, in original actions or actions for enforcement judgments of U.S. courts, liabilities predicated solely upon U.S. federal securities laws are enforceable in Canada against us or any of our directors or officers or the experts named herein, who are not residents of the United States.

                      Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the operation of its public reference room. You may also inspect our filings at the regional offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 or over the Internet at the SEC's web site at http://www.sec.gov.

This prospectus constitutes part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the filed document.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934:

     1.   Our Annual Report on Form 10-K for the year ended December 31, 1998.

     2. Our Proxy Statement dated March 11, 1999 filed with the SEC on April 7, 1999.

     3. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1999.

     4. The description of our common shares contained in our registration statement on Form 8-A, dated April 7, 1989, as amended on April 12, 1989, and any subsequent amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

You may request a copy of these filings at no cost, by writing or telephoning Esther S. Ondrack, Senior Vice President and Secretary, Chieftain
International, Inc., 1201 TD Tower, 10088 - 102 Avenue, Edmonton, Alberta, Canada T5J 2Z1, telephone number (780) 425-1950.

                          Forward Looking Statements

Some of the information included in this prospectus and in the documents we have incorporated by reference contains, and any prospectus supplement may contain, forward-looking statements. Forward-looking statements use forward-looking terms such as "believe", "may", "intend", "will", "project", "budget", "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as:

          o    anticipated capital expenditures and budgets;
          o    future cash flows and borrowings; and
          o pursuit of potential future acquisition or drilling opportunities.

These forward-looking statements are based on assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

          o fluctuations of the prices received or demand for oil and natural gas;
          o uncertainty of drilling results, reserve estimates and reserve replacement;
          o    operating hazards;
          o    acquisition risks;
          o    unexpected substantial variances in capital requirements;
          o    environmental matters;
          o    Year 2000 computer related interruptions; and
          o    general economic conditions.

Other factors that could cause actual results to differ materially from those anticipated are discussed in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 1998.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents we have incorporated by reference. We will not update these forward-looking statements unless the securities laws require us to do so.

                                   Chieftain

Chieftain International, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil. Our producing properties and exploration acreage are primarily located in the shallow waters of the U.S. Gulf of Mexico. We also have properties located onshore in Louisiana, southeast Utah and the United Kingdom sector of the North Sea.

We have assembled a large oil and gas lease acreage position in the Gulf of Mexico. Our lease interests in the Gulf of Mexico include a balanced portfolio of exploration and development drilling prospects. These prospects range from high-impact prospects with relatively greater risks, which we believe have the potential to add substantially to our reserves, to relatively lower risk development and exploitation projects. Our exploration efforts are supported by an extensive 3-D seismic library covering most of our leases. We believe that our seismic database and related technological expertise have contributed to our successful exploration and development track record. We believe our conservative use of debt and our management of cash enable us to better take advantage of our prospects and other opportunities, including acquisitions of exploratory and producing property.

                                 Risk Factors

An investment in our securities involves significant risks. You should carefully consider the following risk factors before you decide to buy any of our securities. You should also carefully read and consider all of the information we have included, or incorporated by reference, in this prospectus before you decide to buy any of our securities.

If we cannot replace our reserves, our production and financial condition will suffer.

Unless we successfully replace our reserves, our production will decline, resulting in lower revenues and cash flow. Replacing our reserves is particularly important because most of our reserves at December 31, 1998 are in the Gulf of Mexico where wells normally have steeper rates of decline than onshore wells. Reduced reserves may also make borrowing and raising equity more difficult. In response to lower oil and natural gas prices, our capital expenditures in 1999 are expected to be $55 million, compared to $92.6 million in 1998. At this level of capital expenditures, it is more difficult to replace our reserves. Furthermore, for the reasons discussed below, even if capital is spent on drilling or to make acquisitions, such efforts have a risk of being unsuccessful.

Drilling wells is speculative and capital intensive.

Exploring for oil and natural gas and developing oil and natural gas properties require significant capital expenditures and involve a high degree of financial risk. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise and supply tightens. Drilling may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of an oil or gas well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. A variety of factors, both geological and market-related, can cause a well to become uneconomic or only marginally economic. In addition to their costs, unsuccessful wells can hurt our efforts to replace reserves.

Reserves on properties we buy may not meet our expectations and could change the nature of our business.

Property acquisition decisions are based on various assumptions and subjective judgments that are speculative. Although available geological and geophysical information can provide information about the potential of a property, it is impossible to predict accurately a property's production and profitability.

In addition, we may have difficulty integrating future acquisitions into our operations, and they may not achieve our desired profitability objectives. Likewise, as is customary in the industry, we generally acquire oil and gas acreage without any warranty of title except through the transferor. In some instances, title opinions are not obtained if, in our judgment, it would be uneconomical or impractical to do so. Losses may result from title defects or from defects in the assignment of leasehold rights. While our current operations are primarily in shallow waters of the U.S. Gulf of Mexico (offshore Texas and Louisiana), we may pursue acquisitions or properties located in other geographic areas, which would decrease our geographical concentration.

Estimates of our proved reserves are uncertain, and our revenues from production may vary significantly from estimated amounts.

The quantities and values of our proved reserves included in this prospectus are only estimates and are subject to numerous uncertainties. Estimates by other engineers might differ materially. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. These estimates depend on assumptions regarding quantities and production rates of recoverable oil and natural gas reserves, future prices for oil and natural gas, timing and amounts of development expenditures and operating expenses, all of which will vary from those assumed in our estimates. These variances may be significant.

Any significant variance from the assumptions used could result in the actual amounts of oil and natural gas ultimately recovered and future net cash flows being materially different from the estimates in our reserve reports. In addition, results of drilling, testing, production and changes in prices after the date of the estimate may result in substantial downward revisions. These estimates may not accurately predict the present value of net cash flows from oil and natural gas reserves.

At December 31, 1998, approximately 30% of our estimated proved reserves were undeveloped. Recovery of undeveloped reserves generally requires additional capital expenditures and successful drilling operations. The reserve data assumes that we can and will make these expenditures and conduct these operations successfully, which may not occur.

We do not insure against all potential losses and could be seriously harmed by unexpected liabilities.

Exploration for and production of oil and natural gas can be hazardous, involving natural disasters and other unforeseen occurrences such as blowouts, cratering, fires and loss of well control, which can damage or destroy wells or production facilities, injure or kill people, and damage property and the environment. Because third party drilling contractors are used to drill our wells, we may not realize the full benefit of worker's compensation laws in dealing with their employees. We maintain insurance against many potential losses and liabilities arising from our operations. However, in accordance with customary industry practice, we may not be fully insured against these risks, nor may all such risks be insurable.

Governmental regulations are costly and complex, especially regulations relating to environmental protection.

Our U.S. exploration, production and marketing operations are regulated extensively at the federal, state and local levels. These regulations affect the costs, manner and feasibility of our operations. As an owner and operator of oil and gas properties, we are subject to federal, state and local regulation of discharge of materials into, and protection of, the environment. We have made and will continue to make significant expenditures in our efforts to comply with the requirements of these environmental regulations, which may impose liability on us for the cost of pollution clean-up resulting from operations, subject us to liability for pollution damage and require suspension or cessation of operations in affected areas. Changes in, or additions to, regulations regarding the protection of the environment could increase our compliance costs and may negatively impact our business.

We are subject to state and local regulations that impose permitting, reclamation, land use, conservation and other restrictions on our ability to drill and produce. These laws and regulations can require well and facility sites to be closed and reclaimed. We buy and sell interests in properties that have been operated in the past, and, as a result of these transactions, we may retain or assume clean-up or reclamation obligations for our own operations or those of third parties.

U.S. offshore oil and gas operations are subject to regulations of the United States Department of the Interior, which currently impose absolute liability upon the lessee under a federal lease for the cost of pollution clean-up resulting from the lessee's operations, and could subject the lessee to possible liability for pollution damage. In the event of a serious incident of pollution, a lessee under a federal lease may be required to suspend or cease operations in the affected area.

In the United Kingdom, deposits of substances or articles at sea from offshore oil and gas operations are subject to the licensing control of the Ministry of Agriculture, Fisheries and Food. The breach of a license will result in criminal liability and possible civil liability for the cost of any resulting pollution clean-up. In the event of a serious incident of pollution, the Ministry may vary or revoke a license.

We may have difficulty competing for oil and gas properties or supplies.

We operate in a highly competitive environment, competing with major integrated and independent energy companies for desirable oil and gas properties, as well as for the equipment, labor and materials required to develop and operate those properties. Many of these competitors have financial resources substantially greater than ours. We may incur higher costs or be unable to acquire and develop desirable properties at costs we consider reasonable because of this competition.

Our shareholder rights plan and by-laws discourage unsolicited takeover proposals and could prevent you from realizing a premium for your common shares.

We have a shareholder rights plan that may have the effect of discouraging unsolicited takeover proposals. The rights issued under the shareholder rights plan would cause substantial dilution to a person or group that attempts to acquire us on terms not approved in advance by our board of directors. In addition, our articles of incorporation and by-laws contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests which include:

          o provisions that members of the board of directors are elected and retire in rotation; and

          o the ability of the board of directors to designate the terms of, and to issue new series of, preferred shares.

Together, these provisions and our shareholder rights plan may discourage transactions that otherwise could involve payment to you of a premium over prevailing market prices for your common shares.

                      Ratios of Earnings to Fixed Charges

          The following table sets forth our consolidated ratio of earnings to fixed charges or the deficiency of our consolidated earnings to cover fixed charges for each period indicated.


                                                          Six Months
                                                            Ended                             Years Ended December 31,
                                                                         -------------------------------------------------------
                                                        June 30, 1999       1998        1997      1996       1995        1994
                                                        -------------    ------------ ---------- -------- ----------- ----------
                                                                                         (U.S. $ in thousands except ratios)

Canadian Generally Accepted Accounting Principles
Ratio of Earnings to Fixed Charges....................        -                  -        2.1        2.0            -         -
Deficiency of Earnings to Cover Fixed Charges.........  $20,820            $12,157          -          -      $ 4,551   $21,757

U.S. Generally Accepted Accounting Principles (1)
Ratio of Earnings to Fixed Charges....................        -                  -        2.5        2.3            -        -
Deficiency of Earnings to Cover Fixed Charges.........  $20,026            $98,013          -          -      $12,337   $20,798

----------

(1) See Note 11 to the audited consolidated financial statements for the year ended December 31, 1998, and Note 7 to the unaudited interim financial statements for the period ended June 30, 1999 incorporated herein by reference.

          For purposes of computing the ratios of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of interest expense and preferred share dividend requirements of the consolidated subsidiary.

                                Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general corporate purposes, which may include repaying indebtedness and funding capital expenditures, acquisitions and working capital.

                         Description of Share Capital

The following description of our share capital is based upon our articles of incorporation, our by-laws and applicable provisions of law. The following description is qualified in its entirety by reference to such articles of incorporation and by-laws, which have been filed as exhibits to earlier registration statements filed by us with the SEC. See "Where You Can Find More Information".

Certain provisions of our articles of incorporation and by-laws summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interests, including those attempts that might result in a premium over the market price for shares held.

Authorized and Outstanding Share Capital

Our authorized share capital consists of an unlimited number of common shares, an unlimited number of First Preferred shares and an unlimited number of Second Preferred shares. As of June 30, 1999 there were 13,348,391 common shares outstanding and no First Preferred shares or Second Preferred shares outstanding.

Common Shares

      Voting Rights

Pursuant to our articles of incorporation and by-laws, the holders of our common shares are entitled to one vote for each common share held at all meetings of shareholders other than meetings of another class or series of shares. However, pursuant to the subordinated guarantee agreement that we entered into in 1992 when our subsidiary, Chieftain International Funding Corp., issued its $1.8125 Convertible Redeemable Preferred shares, we have agreed to use our best efforts, subject to applicable law, to nominate and cause to be elected to our board of directors two persons designated by the holders of a majority of the outstanding Chieftain International Funding Corp. $1.8125 Convertible Redeemable Preferred shares if Chieftain International Funding Corp. shall have failed to declare and pay dividends on its $1.8125 Convertible Redeemable Preferred shares in the manner required for any six or more quarterly dividend payments and until all such accumulated and unpaid dividends are paid in full.

      Dividends and Liquidation Rights

The holders of our common shares are entitled to any dividends as may be declared by the board of directors, subject to the preferential rights attaching to the First Preferred shares and the Second Preferred shares and any other of our shares ranking in priority to the common shares. In addition, pursuant to the subordinated guarantee agreement that we entered into in 1992 when our subsidiary, Chieftain International Funding Corp., issued its $1.8125 Convertible Redeemable Preferred shares, we have agreed that we will not declare or pay or set apart for payment any dividend on any of our share capital and that no other distribution shall be paid or declared and set apart for payment and no other distribution shall be made upon any of our share capital unless (a) the full cumulative dividends on all outstanding $1.8125 Convertible Redeemable Preferred shares have been paid, (b) sufficient funds have been set apart for the payment of dividends for the then current period on the $1.8125 Convertible Redeemable Preferred shares and (c) the full redemption price for the $1.8125 Convertible Redeemable Preferred shares which have been called for redemption has been paid or set apart for payment in accordance with the certificate of designation for the $1.8125 Convertible Redeemable Preferred shares.

In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled, subject to the rights of the holders of our shares ranking in priority to the common shares, to participate ratably among themselves, and ratably with the holders of any shares ranking on a parity with the common shares, in any distribution of our assets remaining after the payment of all our liabilities.

      Other Provisions

There are no preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions or sinking fund provisions applicable to the common shares. All outstanding common shares are legally issued, fully paid and nonassessable.

      Transfer Agents and Registrars

The transfer agent and registrar for the common shares of Chieftain in Canada is the CIBC Mellon Trust Company at its principal office located in each of the cities of Calgary, Vancouver, Winnipeg and Toronto. The transfer agent and registrar for the common shares of Chieftain in the United States is ChaseMellon Shareholder Services of New York at its principal office located in the City of New York.

Preferred Shares

Pursuant to our articles of incorporation and by-laws, we are authorized to issue one or more series of First Preferred shares and Second Preferred shares. The First Preferred shares and the Second Preferred shares are alike in all respects except that any First Preferred shares have a preference over the Second Preferred shares upon our liquidation, dissolution or winding up or in respect of payment of any dividends thereon.

Either the First Preferred shares or the Second Preferred shares may be issued in one or more series. Each series may consist of the number of shares as may be determined by our board of directors. Our board of directors may, by resolution, fix the designation, rights, privileges, restrictions and conditions attaching to the preferred shares of each series including:

     o    the rate of preferential dividends;

     o    the dates of payment of dividends;

     o the terms and conditions of redemption, purchase or conversion, if any; and

     o    any sinking fund or other provisions.

The holders of preferred shares are not entitled, as such, to receive notice of or to vote at any meeting of our common shareholders except as may be required by law.

The preferred shares of each series will rank on a parity with the preferred shares of every other series of the same class. They will be entitled to preference over our common shares and any other shares ranking junior to them with respect to priority in payment of dividends and to the distribution of assets or return of capital in the event of our liquidation, dissolution or winding up, or any other distribution of the assets or return of capital among our shareholders for the purpose of winding up our affairs. However, pursuant to the subordinated guarantee agreement that we entered into in 1992 when our subsidiary, Chieftain International Funding Corp., issued its $1.8125 Convertible Redeemable Preferred shares, we may not pay dividends on our preferred shares until the payment of dividends on the $1.8125 Convertible Redeemable Preferred shares has been provided for. See "Common Shares--Dividends and Liquidation Rights" for more information. In the event of our liquidation, dissolution, winding up or other distribution of our assets or return of capital, the holders of the preferred shares will be entitled to receive, in priority to the holders of our common shares and any other shares ranking junior to the preferred shares, the amount paid up on the preferred shares and all accrued and unpaid dividends. The holders of the preferred shares will not be entitled to share in any further distribution of our property or assets.

The applicable prospectus supplement will describe the terms of any series of preferred shares being offered, including:

     o    the number of shares and designation or title of the shares;

     o    any liquidation preference per share;

     o    any redemption, repayment or sinking fund provisions;

     o any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

     o    any voting rights;

     o the currency or currencies, including composite currencies in which the preferred shares are denominated and/or in which payments will or may be payable;

     o the method by which amounts in respect of the preferred shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

     o whether the preferred shares are convertible or exchangeable and, if so, the securities or rights into which the preferred shares are convertible or exchangeable, and the terms and conditions of conversion or exchange;

     o the place or places where dividends and other payments on the preferred shares will be payable;

     o any conditions or restrictions on the creation and the issuance of any additional shares; and

     o any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

The transfer agent for each series of preferred shares will be described in the applicable prospectus supplement.

Anti-takeover effects of provisions of our Articles of Incorporation and By-laws.

Our articles of incorporation and by-laws provide that our directors shall be elected and retire in rotation. Directors are elected to three year terms and only one-third of the directors stands for election in a given year. In addition, our board of directors has the ability to designate the terms of, and to issue new series of, preferred shares. These provisions may have the effect of discouraging unsolicited takeover proposals that our common shareholders might consider to be in their best interests and that otherwise could involve payment to our common shareholders of a premium over prevailing market prices for their common shares.

Our Rights Plan

Pursuant to our shareholder rights plan, one right to purchase additional common shares attaches to each of our common shares. In addition, one convertible right attaches to each $1.8125 Convertible Redeemable Preferred share of Chieftain International Funding Corp. Each convertible right entitles its holder to receive one right to purchase additional common shares for each whole common share issued upon conversion of such convertible preferred share into our common shares. The rights and the convertible rights trade automatically with their respective shares and become exercisable under the circumstances described below. Until a right is exercised, the holder of the right, as such, will have no rights as a shareholder, including the right to vote or receive dividends.

      Certain Effects of our Rights Plan

Our rights plan is designed to protect our shareholders in the event of unsolicited offers to acquire us and other coercive takeover tactics. The primary purpose of our rights plan is to ensure that any bid for our common shares, in the context of a takeover, will be made for all our common shares, at the same price, and with sufficient time for our common shareholders to fully consider the bid. The provisions of our rights plan may render an unsolicited takeover of us more difficult or less likely to occur or might prevent such a takeover, even though such a takeover may offer our common shareholders the opportunity to sell their common shares at a price above the prevailing market rate and may be favored by a majority of our common shareholders. See "Risk Factors--Our shareholder rights plan and by-laws discourage unsolicited takeover proposals and could prevent you from realizing a premium for your common shares."

      Summary of Principal Attributes of our Rights Plan

The following is a general summary of the terms of our rights plan, which is qualified in its entirety by reference to the text of the rights plan agreement.

     (a) One right to purchase common shares on the terms and conditions set forth in the rights plan agreement is issued at no cost and attaches to each outstanding common share.

     (b) One convertible right entitling the holder to receive one right for each whole common share issued on conversion of a $1.8125 Convertible Redeemable Preferred share of Chieftain International Funding Corp., which is convertible into our common shares, is issued at no cost and attaches to each such outstanding convertible preferred share.

     (c) Until the "separation time" (the eighth trading day following the earlier of (1) the date on which a person or group of people acquire beneficial ownership (as defined in the rights plan) of 25% or more of our common shares (an "acquiring person") and (2) the commencement date of a takeover bid which is not a Permitted Bid (as defined below)), rights trade with the common shares to which they are attached, have no value and may not be exercised.

     (d) At the separation time, rights separate and trade separately from the common shares and, promptly following the separation time, separate certificates evidencing the rights are mailed to holders of record of our common shares and, as applicable, to the holders of record of the $1.8125 Convertible Redeemable Preferred shares of Chieftain International Funding Corp. as of the separation time. In addition, after the separation time, each right (other than any rights held by the acquiring person) may be exercised to acquire, on payment of the exercise price, common shares having an aggregate market value equal to twice the exercise price. The initial exercise price of a right is Cdn. $80 or the U.S.$ equivalent thereof (the "exercise price") and is subject to certain adjustments. Where a takeover bid that is not a Permitted Bid or a Competing Permitted Bid (as defined below) is withdrawn after the separation time, our board of directors may elect to redeem all the outstanding rights at a price of Cdn. $0.001. Upon such redemption, the rights plan will continue in effect as if the separation time had never occurred.

     (e)  A Permitted Bid is an offer:

          o    that is open for a minimum of 90 days;

          o    that is made to acquire all of our outstanding common shares;

          o that is made by an offeror holding not more than 10% of our common shares;

          o pursuant to which the offeror agrees not to acquire any additional common shares unless 50% or more of the shares not held by the offeror are tendered, failing which the offer will be void; and

          o which, if successful, allows shareholders who have not already tendered their shares a further 10 business days in which to do so.

     (f) A Competing Permitted Bid has the same requirements as a Permitted Bid except that a Competing Permitted Bid must remain open for the greater of 21 days and the time then remaining under the outstanding Permitted Bid. The reduction in the acceptance time for a Competing Permitted Bid is intended to allow, to the extent possible, all takeover bids to be considered by our common shareholders within the same time period.

     (g) The shareholder rights plan has a term of 10 years from February 23, 1994.

      General Impact of our Rights Plan

Our rights plan should not deter a person from acquiring control of us if that person is prepared to make a takeover bid pursuant to the Permitted Bid or Competing Permitted Bid requirements. However, if an acquiring person makes a bid to acquire 25% or more of our common shares, other than by a Permitted Bid or Competing Permitted Bid, holders of rights, other than the acquiring person, may acquire additional common shares at a 50% discount to the then prevailing market price. As a result, it is unlikely that any person will acquire 25% or more of our outstanding common shares other than by way of a Permitted Bid or a Competing Permitted Bid.

The proxy mechanism of the Business Corporations Act (Alberta) is not affected by our rights plan, and a shareholder may use his statutory rights thereunder to promote a change in our management or direction. Under the Business Corporations Act (Alberta), shareholders holding not less than 5% of a company's outstanding shares that carry the right to vote at a meeting may requisition the board of directors of that company to call a meeting of shareholders.

                        Description of Debt Securities

This section describes the general terms and provisions of the debt securities that we may issue under the shelf registration statement. The prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement.

We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either our senior obligations, issued in one or more series and referred to herein as the "senior debt securities," or subordinated obligations issued in one or more series and referred to herein as the "subordinated debt securities." The senior debt securities and the subordinated debt securities are collectively referred to as the "debt securities." We will issue each series of debt securities under an "indenture" to be entered into by us and a "trustee," qualified under the Trust Indenture Act of 1939. The name of the trustee will be set forth in the applicable prospectus supplement.

The indenture will be subject to and governed by the Trust Indenture Act of 1939.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

The applicable prospectus supplement will describe the terms of any debt securities being offered, including:

     o the designation, aggregate principal amount and authorized denominations;

     o whether the debt securities are senior debt securities or subordinated debt securities;

     o    the maturity date;

     o the interest rate, if any, and the method for calculating the interest rate;

     o the interest payment dates and the record dates for the interest payments;

     o any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

     o    the places where the principal and interest will be payable;

     o if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

     o whether the debt securities will be issued in the form of global securities or certificates;

     o additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;

     o whether the debt securities will be issuable in registered form or bearer form or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of bearer securities;

     o    any applicable material federal tax consequences;

     o    the dates on which a premium, if any, will be payable;

     o our right, if any, to defer payment of interest and the maximum length of such deferral period;

     o    any listing on a securities exchange;

     o if convertible into common shares or preferred shares, the terms on which such debt securities are convertible;

     o the terms, if any, of any guarantee of the payment of principal of, and premium, if any, and interest on debt securities of the series and any corresponding changes to the provisions of the indenture as currently in effect;

     o the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture as currently in effect;

     o if the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms and other information with respect to such debt securities and such foreign currency;

     o    the initial public offering price; and

     o other specific terms, including covenants and the events of default provided for with respect to the debt securities.

Debt securities may be issued with original issue discount to be sold at a substantial discount below their principal amount. They may include "zero coupon" securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the subordinated debt securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Covenants

          Under the indenture, we will be required to:

     o pay the principal, interest and any premium on the debt securities when due;

     o    maintain a place of payment;

     o deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

     o deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

     Any particular series of debt securities may contain covenants limiting:

     o the incurrence of additional debt (including guarantees) by us and our subsidiaries;

     o    the making of certain payments by us and our subsidiaries;

     o    our business activities and those of our subsidiaries;

     o    the issuance of other securities by our subsidiaries;

     o    asset dispositions;

     o    transactions with our subsidiaries and other affiliates;

     o    a change of control;

     o    the incurrence of liens; and

     o certain mergers and consolidations involving us and our subsidiaries.

Any additional covenants will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions.

Principal, interest and any premium on fully registered securities will be paid at the office of the paying agent that we may designate. We will make payment by check mailed to persons in whose names the debt securities are registered on days specified in the indenture or any prospectus supplement. Debt security payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for these purposes, without payment of any service charge, except for any tax or governmental charge.

Ranking of Debt Securities

The senior debt securities will be our unsubordinated obligations and will rank equally in right of payment with all of our other unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to all existing and future senior indebtedness as set forth in the applicable prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a "depositary" identified in the prospectus supplement relating to such series. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole (1) by the depositary to a nominee of such depositary, (2) by a nominee of such depositary to such depositary or another nominee of such depositary or (3) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer securities will be described in the prospectus supplement.

Discharging Our Obligations

Except as may otherwise be set forth in any prospectus supplement, we may choose to either discharge our obligations on the debt securities of any series in a legal defeasance or release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time prior to the stated maturity or redemption of the debt securities of the series if, among other conditions:

     o we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of the series; and

     o we provide an opinion of our counsel that holders of the debt securities will not be affected for U.S. federal income tax purposes by the defeasance.

If we choose the legal defeasance option, holders of the debt securities of that series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, any required conversion or exchange of debt securities, any required sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

Book-Entry, Delivery and Form

Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York ("DTC") will act as depositary. Book-entry debt securities of a series will be issued in the form of a global debt security that will be deposited with DTC. This means that we will not issue certificates to each holder. One global debt security will be issued to DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred; except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participant's accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations.

DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

We will wire principal and interest payments to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

It is DTC's current practice, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

     o DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

     o We determine not to require all of the debt securities of a series to be represented by a global debt security and notify the trustee of our decision.

Modification of Indenture

Under the indenture, generally we and the trustee will be able to modify our rights and obligations and the rights of the holders with the consent of the holders of a specified percentage of the outstanding holders of each series of debt affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against any holder without its consent. In addition, we and the trustee will be able to amend the indenture without the consent of any holder of the debt securities to make technical changes.

The Trustees

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if such Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

                            Description of Warrants

We may issue warrants for the purchase of debt securities, preferred shares or common shares. Warrants may be issued independently or together with debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

     o    the title of such debt warrants;

     o    the offering price for such debt warrants, if any;

     o    the aggregate number of such debt warrants;

     o the designation and terms of the debt securities that may be purchased upon exercise of such debt warrants;

     o if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

     o if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

     o the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

     o the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

     o if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

     o whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

     o    information with respect to book-entry procedures, if any;

     o the currency or currency units in which the offering price, if any, and the exercise price are payable;

     o if applicable, a discussion of material United States federal income tax considerations;

     o    the antidilution provisions of such debt warrants, if any;

     o the redemption or call provisions, if any, applicable to such debt warrants; and

     o any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Share Warrants

The prospectus supplement relating to any particular issue of preferred share warrants or common share warrants will describe the terms of such warrants, including the following:

     o    the title of such warrants;

     o    the offering price for such warrants, if any;

     o    the aggregate number of such warrants;

     o the designation and terms of the common shares or preferred shares that may be purchased upon exercise of such warrants;

     o if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

     o if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

     o the number of common shares or preferred shares that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

     o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     o if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

     o the currency or currency units in which the offering price, if any, and the exercise price are payable;

     o if applicable, a discussion of material United States federal income tax considerations;

     o    the antidilution provisions of such warrants, if any;

     o the redemption or call provisions, if any, applicable to such warrants; and

     o any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                             Plan of Distribution

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered therein.

Chieftain may sell securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each prospectus supplement will describe the terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. In addition, each prospectus supplement will describe any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which such securities will be listed. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include, among others:

     o    commercial and savings banks;

     o    insurance companies;

     o    pension funds;

     o    investment companies; and

     o    educational and charitable institutions.

In all cases, such institutions must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased such securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

Any underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold and any discounts or commission received by them, and any profit realized by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Certain of any such underwriters and agents including their associates, may engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for the common shares, which are listed on the American Stock Exchange and The Toronto Stock Exchange, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

                                 Legal Matters

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Bennett Jones, Calgary, Alberta. Certain other legal matters in connection with the securities will be passed on for us by Cravath, Swaine & Moore, New York, New York.

                                    Experts

The audited financial statements incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, as indicated in their report with respect to such audited financial statements, and are incorporated by reference in reliance upon the authority of such firm as experts in giving such reports. PricewaterhouseCoopers LLP is located at 1501 TD Tower, 10088 - 102 Avenue, Edmonton, Alberta, Canada, T5J 2Z1. The reserve estimates, relating to our U.S. reserves, of Netherland, Sewell & Associates, Inc. incorporated by reference in this prospectus have been incorporated by reference in reliance upon the authority of such firm as experts in petroleum engineering.

                                    PART II

                 INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth fees payable to the Securities and Exchange Commission and other estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such fees and expenses shall be paid by Chieftain:

Securities and Exchange Commission Registration Fee.......          $   83,400
Legal Fees and Expenses ..................................             100,000
Accounting Fees and Expenses..............................              10,000
Miscellaneous.............................................              25,000
                                                                    ----------
      Total...............................................          $  218,400
                                                                    ==========

Item 15.  Indemnification of Directors and Officers

Section 119.(1) of the Business Corporations Act (Alberta) provides as follows:

119.(1) Indemnification by corporation. Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

          (a) he acted honestly and in good faith with a view to the best interests of the corporation, and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

(2) A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in subsections (1)(a) and (b).

(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

          (a) was substantially successful on the merits in his defense of the action or proceeding,

          (b) fulfills the conditions set out in subsection (1)(a) and (b), and

          (c) is fairly and reasonably entitled to indemnity.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

          (a) in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

          (b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Court may order notice be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Section Seven of Chieftain's by-laws, adopted in November 1988, contains the following provisions with respect to indemnification of Chieftain's officers and directors (the "Act" meaning the Business Corporations Act (Alberta) and the "Corporation" meaning Chieftain):

7.01 Conflict of Interest. A director or officer shall not be disqualified from his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or a subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Subject to the provisions of the Act, a director or officer shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's or officer's interest therein, provided that the required declaration and disclosure of interest are properly made, the contract or transaction is approved by the board of shareholders, if necessary, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction.

7.02 Limitation of Liability. Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, neglects or defaults of any other director or officer or employee, or for joining in any act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided, however, that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from a liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name of or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board.

No act or proceeding of any director or officer or the board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the qualification of such director or officer or board.

7.03 Indemnity. Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, if:

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Every employee of the Corporation, other than an employee who is a director or officer of the Corporation, and his heirs and legal representatives shall be indemnified by the Corporation against all costs, charges and expenses, including any amount paid to settle any action or satisfy any judgment, which any such employee or his heirs or legal representatives shall incur or become liable to pay, by reason of any contract entered into or any act or thing done by him as an employee or in any way relating to the discharge or execution of his duties, excepting any cost, charges or expenses as are occasioned as a result of the fraud, dishonesty, willful neglect or default of such employee.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section or, subject to the Act, be construed as a limitation upon the right of the Corporation to exercise its general power to enter into a contract or undertaking of indemnity with or for the benefit of any director, officer, employee or agent in any proper case not provided for in these by-laws.

7.04 Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 7.03 against any liability incurred by him:

          (a) in his capacity as a director or officer of the Corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation;

          (b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the Corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate; or

          (c) in respect of an employee or agent who is not a director or officer of the Corporation, in his capacity as an employee or agent of the Corporation, except when the liability relates to his fraud, dishonesty, willful neglect or default.

Item 16.  Exhibits and Financial Statement Schedules

     (a) Exhibits. See the Exhibit Index following the signature pages to this Registration Statement.

     (b) Financial Statement Schedules. None.


Item 17.  Undertakings

(a)  Undertaking Pursuant to Rule 415:

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Undertaking in Respect of Indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  Undertaking Pursuant to Rule 430A:

The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Undertaking Regarding Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chieftain International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, Canada, on October 8, 1999.


                                             CHIEFTAIN INTERNATIONAL, INC.


                                             By: /s/ Stanley A. Milner
                                                ----------------------------
                                                Name:  Stanley A. Milner
                                                Title: President, Chief
                                                       Executive Officer
                                                       and Director


                               POWER OF ATTORNEY


We, the undersigned directors and officers of Chieftain International, Inc., do hereby constitute and appoint each of Stanley A. Milner and Edward L. Hahn our true and lawful attorney-in-fact and agent to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which said attorney-in-fact may deem necessary or advisable to enable Chieftain International, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933) hereto; and we do hereby ratify and confirm all that said attorney-in-fact shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                   Title                            Date
---------                   -----                            -----

/s/ Stanley A. Milner       President, Chief Executive       October 8, 1999
-------------------------   Officer and Director
Stanley A. Milner           (Principal Executive Officer)

/s/ Edward L. Hahn          Senior Vice President, Finance   October 8, 1999
-------------------------   and Treasurer
Edward L. Hahn              (Principal Financial Officer)

/s/ Ronald J. Stefure       Vice President and Controller    October 8, 1999
-------------------------   (Principal Accounting Officer)
Ronald J. Stefure

/s/ Stephen C. Hurley       Director and Authorized          October 8, 1999
-------------------------   Representative in the United
Stephen C. Hurley           States

/s/ Hugh J. Kelly           Director                         October 4, 1999
-------------------------
Hugh J. Kelly

/s/ John E. Maybin          Director                         September 30, 1999
-------------------------
John E. Maybin

                            Director
-------------------------
David E. Mitchell

/s/ Louis G. Munin          Director                         October 8, 1999
-------------------------
Louis G. Munin

/s/ Esther S. Ondrack       Director                         October 8, 1999
-------------------------
Esther S. Ondrack

/s/ Stuart T. Peeler        Director                         October 8, 1999
-------------------------
Stuart T. Peeler

                                 EXHIBIT INDEX

Exhibit
Number                       Document and Description
------                       ------------------------

1*                Form of Underwriting Agreement between Chieftain and the
                  underwriters named therein
4.1               Form of Indenture
4.2*              Form of Warrant Agreement
4.3**             Shareholder Rights Plan Agreement
5.1               Opinion of Bennett Jones
5.2               Opinion of Cravath, Swaine & Moore
12*               Calculation of ratios of earnings to fixed charges
23.1              Consent of Independent Accountants
23.2              Consent of Independent Petroleum Engineers and Geologists
23.3              Consent of Bennett Jones (included in Exhibit 5.1)
23.4              Consent of Cravath, Swaine & Moore (included in Exhibit 5.2)
24                Power of Attorney (contained on the signature page hereto)
25*               Statement on Form T-1 of Eligibility of trustee for the debt securities
-------------

* To be filed by amendment
**Incorporated by reference to Chieftain's Form 8-K filed with the SEC on May 31, 1994